Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the inclusion and the incorporation by reference in the Registration Statement of I.D. Systems, Inc. on Form S-3, Amendment No. 1 (No. 333-131489) of our report dated February 7, 2006 on our audits of the financial statements and financial statement schedule as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005, included in the Registration Statement and in the Annual Report on Form 10-K for the year ended December 31, 2005, which Registration Statement has been incorporated by reference into the Registration Statement on Form S-3 dated March 10, 2006.

We also consent to the incorporation by reference in the Registration Statement of I.D. Systems, Inc. on Form S-3, Amendment No. 1 (No. 333-131489) of our report dated February 7, 2006 on our audit on management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting as of December 31, 2005 of I.D. Systems, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2005, which Registration Statement has been incorporated by reference into the Registration Statement on Form S-3 dated March 10, 2006.

/s/ EISNER LLP

New York, New York
March 6, 2006